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                                                                   Exhibit 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We Consent to the incorporation by reference in the Registration Statement on Form S-4 of UST Corp. of our report dated January 15, 1996 with respect to the consolidated financial statements of The Federal Savings Bank as of December 31, 1995 and for the year then ended, which report appears in the December 31, 1997 annual report of Affiliated Community Bancorp, Inc. We also consent to all references to our firm in the Registration Statement.

                                           /s/ KPMG Peat Marwick LLP

                                           KPMG PEAT MARWICK LLP

Boston, Massachusetts
May 4, 1998